PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
May 1, 2019	(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
FIRST QUARTER 2019 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its first quarter 2019 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone in the U.S. at 1-844-840-0844 (internationally at 1-647-253-8795) using conference ID 2168666 or by live webcast, which includes a slide presentation, under “Investor Center” on the Company's website (www.dynexcapital.com).
First Quarter 2019 Highlights

•	Comprehensive income of $0.46 per common share and net loss of $(0.81) per common share

•	Core net operating income, a non-GAAP measure, of $0.18 per common share

•	Book value per common share of $6.24 at March 31, 2019 compared to $6.02 at December 31, 2018

•	Raised $58.9 million in capital from secondary and ATM offerings of preferred and common stock

•	Purchased $1.1 billion of primarily Agency RMBS and CMBS, growing average balance of interest earnings assets by 25% compared to the prior quarter

•	Leverage including TBA dollar roll positions increased to 8.5x shareholders’ equity at March 31, 2019 compared to 8.0x at December 31, 2018

•
Net interest spread and adjusted net interest spread, a non-GAAP measure, of 0.84% and 1.19%, respectively, for the first quarter of 2019 compared to 0.93% and 1.24%, respectively, for the fourth quarter of 2018

First Quarter 2019 Earnings Summary
Comprehensive income to common shareholders for the first quarter of 2019 of $31.2 million consisted of a net loss to common shareholders of $(55.3) million and other comprehensive income of $86.5 million compared to a comprehensive loss to common shareholders for the fourth quarter of 2018 of $(31.4) million, which consisted of a net loss to common shareholders of $(81.5) million and other comprehensive income of $50.1 million. The Company's net loss to common shareholders for the first quarter of 2019 primarily consisted of:
▪net interest income of $13.7 million
▪net loss on derivative instruments of $(61.7) million
▪general and administrative expenses of $(4.0) million, and
▪preferred stock dividends of $(3.1) million.
Net interest income increased during the first quarter of 2019 compared to the prior quarter due to a larger and higher yielding portfolio of interest earning assets, which offset the Company's increased interest expense resulting from a higher average balance of repurchase agreement borrowings and higher borrowing rates. Like the prior quarter, net loss on derivative instruments for the first quarter of 2019 was primarily the result of a net loss in fair value of the Company's interest rate swaps as interest rates on the 2-10 year portion of the swap curve declined for the second consecutive quarter. Partially offsetting the loss in fair value of interest rate swaps, the Company recorded other comprehensive income of $86.5 million, which resulted primarily from the increase in fair value of MBS due to tighter credit spreads and declining longer-term interest rates during the first quarter of 2019.
Core net operating income to common shareholders, a non-GAAP measure, increased to $12.1 million for the first quarter of 2019 versus $10.9 million for the fourth quarter of 2018 due to the larger and higher yielding portfolio and higher net periodic interest benefit from the Company's interest rate swaps, which offset the higher interest expense on repurchase agreement borrowings and lower TBA drop income. The Company reduced its volume of TBA dollar roll transactions during the first quarter of 2019 as TBA net interest spreads declined. On a per share basis, core net operating income to common shareholders was unchanged compared to the fourth quarter of 2018 as the Company's weighted average shares outstanding increased due to additional shares issued during the first quarter of 2019. Please refer to "Use of Non-GAAP Financial Measures" below for additional important information about non-GAAP measures.
Book Value Per Common Share
Book value per common share increased to $6.24 at March 31, 2019 from $6.02 at December 31, 2018. This increase of $0.22 per common share and the first quarter dividend of $0.18 per common share resulted in a quarterly total economic return on book value per common share of 6.6%, The increase in book value was driven by the increase in fair value of the Company's MBS, net of the decline in fair value of its interest rate hedges. The increase in the Company's common shares outstanding, which resulted primarily from its secondary offering that closed at the end of January 2019, impacted book value per common share by $(0.05).

Investments and Financing Details
The following table provides details on the performance of our investments and financing including interest rate hedges for the periods indicated:

	Three Months Ended
	March 31, 2019			December 31, 2018
($ in thousands)	Income/Expense	Average Balance	Effective Yield/Cost of Funds	Income/Expense	Average Balance	Effective Yield/Cost of Funds
Interest-earning assets:
Agency RMBS-fixed rate	$23,411	$2,605,294	3.59%	$16,164	$1,866,378	3.46%
Agency CMBS-fixed rate	9,132	1,200,521	3.04%	7,796	1,036,402	2.94%
Agency RMBS-adjustable rate	223	31,497	3.38%	267	33,821	3.27%
CMBS IO (1)	6,395	517,868	4.04%	6,101	543,204	3.89%
Other non-Agency MBS	177	1,822	33.22%	1,149	2,900	60.38%
Other investments	619	11,238	4.87%	537	11,968	4.51%
Total	$39,957	$4,368,240	3.51%	$32,014	$3,494,673	3.42%

Interest-bearing liabilities:
Repurchase agreements	26,414	3,931,335	2.69%	19,099	2,992,513	2.50%
Non-recourse collateralized financing	27	3,397	3.31%	29	3,613	2.88%
De-designated cash flow hedge accretion	(165)	n/a	(0.02)%	(75)	n/a	(0.01)%
Total	$26,276	$3,934,732	2.67%	$19,053	$2,996,126	2.49%

Net interest income/net interest spread	$13,681		0.84%	$12,961		0.93%
Add: TBA drop income (2)	1,963		(0.03)%	3,072		0.06%
Add: net periodic interest benefit (3)	3,897		0.40%	1,940		0.26%
Less: de-designated cash flow hedge accretion	(165)		(0.02)%	(75)		(0.01)%
Adjusted net interest income/adjusted net interest spread (4)	$19,376		1.19%	$17,898		1.24%

(1)	CMBS IO includes Agency and non-Agency securities

(2)	The impact of TBA drop income on adjusted net interest spread includes the implied average funding cost of TBA dollar roll transactions during the periods indicated.

(3)
Amount represents net periodic interest benefit of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(4)	Represents a non-GAAP measure.
The Company's net interest spread declined 9 basis points for the first quarter of 2019 compared to the fourth quarter of 2018 as the favorable impact from a larger and higher yielding MBS portfolio was insufficient to offset the 18 basis point increase in the Company's cost of financing resulting from higher short-term interest rates during the first quarter of 2019. This increase in cost of financing also contributed to the decline of 5 basis points in adjusted net interest spread for the first quarter of 2019 compared to the prior quarter. In addition, the Company's TBA contracts contributed to the decline in adjusted net interest spread due to higher implied average funding costs for TBA dollar roll transactions as higher expected prepayment speeds impacted pricing of TBA contracts. Partially offsetting the higher financing costs and lower TBA net spread, the Company's net periodic interest benefit from interest rate swaps increased 14 basis points for the first quarter of 2019 compared to the prior quarter.
The following table compares details of our MBS including TBA dollar roll positions as of March 31, 2019 versus December 31, 2018:

	March 31, 2019			December 31, 2018
Type of Investment:	Par	Amortized Cost Basis	Fair Market Value	Par	Amortized Cost Basis	Fair Market Value
($ in thousands)
30-year fixed-rate RMBS:
3.0% coupon	$219,147	$220,678	$218,499	$223,573	$225,148	$218,286
4.0% coupon	1,820,059	1,871,185	1,886,576	1,651,854	1,699,012	1,687,390
4.5% coupon	614,587	638,747	645,451	211,429	218,557	219,134
TBA dollar roll positions (3.5% coupon) (1) (2)	250,000	250,703	253,359	—	—	—
TBA dollar roll positions (4.0% coupon) (1) (2)	325,000	331,786	334,012	110,000	111,175	112,101
TBA dollar roll positions (4.5% coupon) (1) (2)	140,000	144,723	145,759	750,000	771,055	776,368
Total 30-year fixed-rate RMBS	3,368,793	3,457,822	3,483,656	2,946,856	3,024,947	3,013,279

Adjustable-rate RMBS (3):	29,483	30,250	30,744	31,782	32,666	33,211

Agency CMBS	1,507,835	1,518,610	1,539,512	1,071,906	1,080,424	1,057,015
CMBS IO (4)	n/a	510,504	519,196	n/a	527,743	532,154
Other non-Agency MBS	3,713	1,786	2,469	3,896	1,859	2,274
Total MBS portfolio including TBA dollar roll positions	$4,909,824	$5,518,972	$5,575,577	$4,054,440	$4,667,639	$4,637,933

(1)	Amortized cost basis and fair market value for TBA dollar roll positions represent implied cost basis and implied market value, respectively, for the underlying Agency MBS as if settled.

(2)
The net carrying value of TBA dollar roll positions, which is the difference between their implied market value and implied cost basis, was $5.9 million and $6.2 million as of March 31, 2019 and December 31, 2018, respectively, and is included within derivative assets/liabilities on the consolidated balance sheet.

(3)	Weighted average coupon based on amortized cost was 4.6% as of March 31, 2019 and 4.3% as of December 31, 2018.

(4)	Includes both Agency and non-Agency IO securities with a combined notional balance of $23.3 billion at March 31, 2019 and $23.3 billion at December 31, 2018.
The Company purchased $1.1 billion MBS during the first quarter of 2019, which consisted primarily of higher coupon 30-year fixed-rate Agency RMBS and newly issued Agency CMBS. The Company purchased these assets using proceeds from its common and preferred equity issuances as well as additional repurchase agreement borrowings, which increased leverage including TBA dollar roll positions to 8.5x shareholder's equity compared to 8.0x at December 31, 2018.
Hedging Summary
During the first quarter of 2019, the Company terminated interest rate swaps with a notional balance of $875.0 million, realizing a loss of $(6.8) million, and added interest rate swaps with a notional balance of $1.5 billion at a weighted average pay-fixed rate of 2.54%. The following table provides information related to the Company's average borrowings outstanding and interest rate swaps effective for the periods indicated:

	Three Months Ended
($ in thousands)	March 31, 2019	December 31, 2018
Average repurchase agreement borrowings outstanding	$3,931,335	$2,992,513
Average net TBAs outstanding - at cost (1)	722,264	814,478
Average borrowings and net TBAs outstanding	$4,653,599	$3,806,991
Average notional amount of interest rate swaps outstanding (excluding forward starting swaps)	$4,154,778	$2,961,957
Ratio of average interest rate swaps to average borrowings and net TBAs outstanding (1)	0.9	0.8

Average interest rate swap pay-fixed rate (excluding forward starting swaps)	2.37%	2.24%
Average interest rate swap receive-floating rate	2.75%	2.44%
Average interest rate swap net receive rate	(0.38)%	(0.20)%

(1)
Because the Company executes TBA dollar roll transactions, which economically represent the purchase and financing of fixed-rate Agency RMBS, the average TBAs outstanding are included in the ratio calculation.

The following table summarizes the weighted average notional amount and rate of interest rate hedges held as of March 31, 2019:

	March 31, 2019
($ in thousands)	Weighted Average Notional	Weighted Average Pay-Fixed Rate
Remainder of 2019	4,983,491	2.39%
2020	4,193,934	2.46%
2021	3,731,096	2.49%
2022	3,412,699	2.57%
2023	2,596,932	2.69%
2024	1,831,148	2.79%
2025 and thereafter	341,581	2.85%

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, although the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release.
Management views core net operating income to common shareholders as an estimate of the Company's financial performance excluding changes in fair value of its investments and derivatives. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest benefit (cost), drop income on TBA dollar roll transactions, general and administrative expenses, and preferred dividends. Management includes drop income, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, in core net operating income and in adjusted net interest income because TBA dollar roll positions are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest benefit (cost) from its interest rate swaps, which are also included in "gain (loss) on derivatives instruments, net", in adjusted net interest expense, and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including periodic interest benefit (cost) from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. However, these non-GAAP measures do not provide a full perspective on our results of operations, and therefore, their usefulness is limited. For example, these non-GAAP measures do not include gains or losses from available-for-sale investments, changes in fair value of and costs of terminating interest rate swaps, as well as realized and unrealized gains or losses from any instrument used by management to economically hedge the impact of changing interest rates on its portfolio and book value per common share, such as Eurodollar futures. As a result, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, our views on expected characteristics of future investment environments, prepayment rates and investment risks, future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, the Company’s ability to find suitable investment opportunities; changes in economic conditions; changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance; the impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy or asset allocations; the quality of performance of third-party servicer providers of the Company’s loans and loans underlying securities owned by the Company; the level of defaults by borrowers on loans the Company has securitized or otherwise is invested through its ownership of MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets or reform of the U.S. housing finance system, including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Federal Reserve; ownership shifts under Section 382 of the Internal Revenue Code of 1986, as amended, that further limit the use of the Company’s tax net operating loss carryforward; systems failures or cybersecurity incidents; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and other reports filed with and furnished to the Securities and Exchange Commission.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Mortgage-backed securities	$4,842,447	$3,749,464
Mortgage loans held for investment, net	10,862	11,527
Cash and cash equivalents	55,902	34,598
Restricted cash	86,761	54,106
Derivative assets	6,030	6,563
Accrued interest receivable	26,075	21,019
Other assets, net	7,056	8,812
Total assets	$5,035,133	$3,886,089

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$4,252,893	$3,267,984
Payable for unsettled securities	151,075	58,915
Non-recourse collateralized financing	3,219	3,458
Derivative liabilities	—	1,218
Accrued interest payable	12,939	10,308
Accrued dividends payable	6,927	13,810
Other liabilities	3,406	3,243
Total liabilities	4,430,459	3,358,936

Shareholders’ equity:
Preferred stock - aggregate liquidation preference of $154,202 and $148,865, respectively	$147,898	$142,883
Common stock, par value $.01 per share: 72,248,126 and 62,817,218 shares issued and outstanding, respectively	722	628
Additional paid-in capital	872,010	818,442
Accumulated other comprehensive loss	50,688	(35,779)
Accumulated deficit	(466,644)	(399,021)
Total shareholders' equity	604,674	527,153
Total liabilities and shareholders’ equity	$5,035,133	$3,886,089

Book value per common share	$6.24	$6.02

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest income	$39,957	$32,014	$26,925	$25,922	$25,190
Interest expense	26,276	19,053	14,751	14,175	11,595
Net interest income	13,681	12,961	12,174	11,747	13,595

(Loss) gain on derivative instruments, net	(61,697)	(81,981)	19,499	20,667	38,354
Loss on sale of investments, net	—	(5,428)	(1,726)	(12,444)	(3,775)
Fair value adjustments, net	(13)	(16)	12	27	29
Other operating expense, net	(231)	(566)	(409)	(339)	(253)
General and administrative expenses:
Compensation and benefits	(1,898)	(1,180)	(1,712)	(1,751)	(1,962)
Other general and administrative	(2,056)	(2,312)	(2,252)	(2,255)	(1,681)
Net (loss) income	(52,214)	(78,522)	25,586	15,652	44,307
Preferred stock dividends	(3,059)	(2,963)	(2,956)	(2,942)	(2,940)
Net (loss) income to common shareholders	$(55,273)	$(81,485)	$22,630	$12,710	$41,367

Other comprehensive income:
Unrealized gain (loss) on available-for-sale investments, net	$86,632	$44,701	$(23,574)	$(22,156)	$(49,189)
Reclassification adjustment for loss on sale of investments, net	—	5,428	1,726	12,444	3,775
Reclassification adjustment for de-designated cash flow hedges	(165)	(75)	(66)	(48)	(48)
Total other comprehensive income (loss)	86,467	50,054	(21,914)	(9,760)	(45,462)
Comprehensive income (loss) to common shareholders	$31,194	$(31,431)	$716	$2,950	$(4,095)

Net (loss) income per common share-basic and diluted	$(0.81)	$(1.34)	$0.39	$0.23	$0.74
Weighted average common shares	68,435	60,870	57,727	56,295	55,871

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

	As Of
		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Portfolio and Other Balance Sheet Statistics:				(audited)
Total MBS fair value		$4,842,447		$3,749,464		$3,294,510		$2,759,894		$2,864,822
Agency CMBS, amortized cost		$1,518,610		$1,080,424		$997,058		$1,008,887		$1,015,486
Agency RMBS-fixed rate, amortized cost		$2,730,610		$2,142,717		$1,780,027		$1,163,875		$965,173
Agency RMBS-variable rate, amortized cost		$30,250		$32,666		$36,339		$38,966		$278,474
CMBS IO, amortized cost(1)		$510,504		$527,743		$562,327		$607,452		$652,563
Other non-Agency MBS, amortized cost		$1,786		$1,859		$4,833		$4,890		$5,092
TBA dollar roll positions, fair value (if settled)		$733,130		$888,469		$779,697		$784,442		$846,940
TBA dollar roll positions, amortized cost (if settled)		$727,212		$882,230		$780,865		$782,408		$844,941
TBA dollar roll positions, carrying value		$5,918		$6,239	$(1,168)			$2,034		$1,999
Book value per common share		$6.24		$6.02		$6.75		$6.93		$7.07
Leverage including TBA dollar roll positions at cost as if settled (2)	8.5	x	8.0	x	6.7	x	6.1	x	6.5	x

	Three Months Ended
		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Performance Statistics:
Net (loss) income per common share	$(0.81)			$(1.34)		$0.39		$0.23		$0.74
Core net operating income per common share (3)		$0.18		$0.18		$0.19		$0.18		$0.18
Comprehensive income (loss) per common share		$0.46		$(0.52)		$0.01		$0.05	$(0.07)
Dividends per common share		$0.18		$0.18		$0.18		$0.18		$0.18
Average interest earning assets (4)		$4,368,240		$3,494,673		$3,031,388		$3,210,554		$3,140,125
Average TBA dollar roll position		$726,826		$798,470		$1,037,347		$742,111		$866,821
Average interest bearing liabilities		$3,934,732		$2,996,126		$2,569,123		$2,721,099		$2,651,101
Effective yield on investments		3.51%		3.42%		3.33%		3.13%		3.09%
Cost of funds (5)		2.67%		2.49%		2.25%		2.06%		1.75%
Net interest spread		0.84%		0.93%		1.08%		1.07%		1.34%
Adjusted cost of funds (6)		2.29%		2.24%		1.98%		1.72%		1.79%
Adjusted net interest spread (7)		1.19%		1.24%		1.41%		1.51%		1.40%
CPR for adjustable-rate Agency RMBS (8)		17.3%		25.6%		18.1%		20.4%		11.0%
CPR for fixed-rate Agency RMBS (8)		5.6%		5.3%		4.8%		5.7%		5.3%

(1)	CMBS IO includes Agency and non-Agency issued securities.

(2)	Leverage equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA dollar roll positions (if settled) divided by total shareholders' equity.

(3)	Non-GAAP financial measures are reconciled in the supplement to this release.

(4)	Excludes TBA dollar roll positions.

(5)	Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.

(6)	Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.

(7)	Adjusted net interest spread includes the impact of drop income from TBA dollar roll positions after deducting adjusted cost of funds from effective yield.

(8)	Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income	$13,681	$12,961	$12,174	$11,747	$13,595
Add: TBA drop income (1)	1,963	3,072	4,262	3,619	3,733
Add: net periodic interest benefit (cost) (2)	3,897	1,940	1,777	2,333	(220)
Less: de-designated cash flow hedge accretion (3)	(165)	(75)	(66)	(48)	(48)
Adjusted net interest income	19,376	17,898	18,147	17,651	17,060
Other expense, net	(231)	(566)	(409)	(339)	(253)
General and administrative expenses	(3,954)	(3,492)	(3,964)	(4,006)	(3,643)
Preferred stock dividends	(3,059)	(2,963)	(2,956)	(2,942)	(2,940)
Core net operating income to common shareholders	$12,132	$10,877	$10,818	$10,364	$10,224

(1)
TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

(2)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(3)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net (loss) income to common shareholders	$(55,273)	$(81,485)	$22,630	$12,710	$41,367
Less:
Change in fair value of derivative instruments, net (1)	67,557	86,993	(13,460)	(14,715)	(34,841)
Loss on sale of investments, net	—	5,428	1,726	12,444	3,775
De-designated cash flow hedge accretion (2)	(165)	(75)	(66)	(48)	(48)
Fair value adjustments, net	13	16	(12)	(27)	(29)
Core net operating income to common shareholders	$12,132	$10,877	$10,818	$10,364	$10,224

Weighted average common shares	68,435	60,870	57,727	56,295	55,871
Core net operating income per common share	$0.18	$0.18	$0.19	$0.18	$0.18

(1)
Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes net periodic interest benefits/costs incurred on effective interest rate swaps outstanding during the period.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net interest income	$13,681	$12,961	$12,174	$11,747	$13,595
Add: TBA drop income	1,963	3,072	4,262	3,619	3,733
Add: net periodic interest benefit (cost) (1)	3,897	1,940	1,777	2,333	(220)
Less: de-designated cash flow hedge accretion (2)	(165)	(75)	(66)	(48)	(48)
Non-GAAP adjusted net interest income	$19,376	$17,898	$18,147	$17,651	$17,060

GAAP interest expense	$26,276	$19,053	$14,751	$14,175	$11,595
Add: net periodic interest (benefit) cost (1)	(3,897)	(1,940)	(1,777)	(2,333)	220
Less: de-designated cash flow hedge accretion (2)	165	75	66	48	48
Non-GAAP adjusted interest expense	$22,544	$17,188	$13,040	$11,890	$11,863

(1)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.